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                                                                   EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


Name of Subsidiary                             State of Incorporation
- ------------------                             ----------------------
H.S.C., Inc.                                   Washington

H.S.I. d/b/a Hobie Sunglasses                  California

the kindling company                           California